Exhibit 23.3

41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Tel: +852.2522.7886 Fax: +852.2522.7006
www.lw.com

FIRM /AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
August 6, 2007	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Madrid	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.

Ctrip.com International, Ltd.

99 Fu Quan Road

Shanghai 200335

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Taxation” and “Legal Matters” in the prospectus and prospectus supplement included in the registration statement on Form F-3, originally filed by Ctrip.com International, Ltd. on August 6, 2007 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Latham & Watkins LLP

Resident partners: Joseph A. Bevash (US), Patrick J. Flanagan (US), Z. Julie Gao (US), Sabrina Y. T. Maguire (US), John A. Otoshi (US), David Zhang (US)